UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2013

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director. The board of directors (the “Board”) of IDEXX Laboratories, Inc. (the “Company”) elected Sophie V. Vandebroek, Ph.D. as a director on July 15, 2013. Dr. Vandebroek’s election fills a vacancy in Class II, the term for which ends at the 2014 annual meeting of stockholders. The Board has not yet determined the committees on which Dr. Vandebroek will serve.

Dr. Vandebroek will receive the same compensation as is paid to other nonemployee directors of the Company as described in the section entitled “Corporate Governance – Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 27, 2013, which description is incorporated by reference herein. The cash fee to be paid to Dr. Vandebroek for the third quarter of 2013 will be prorated to reflect her election on July 15, 2013. Annual deferred stock unit and stock option grants were made to directors on May 8, 2013, the date of the Company’s 2013 annual meeting of stockholders and, since Dr. Vandebroek was not serving as a director at that time, such grants will be made to Dr. Vandebroek in September 2013 and the award values will be prorated to reflect the portion of the year during which she will serve on the Board, specifically from her election on July 15, 2013 until the Company’s 2014 annual meeting of stockholders.

On July 15, 2013, the Company issued a press release regarding Dr. Vandebroek’s election to the Board. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed.

99.1	Press Release dated July 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: July 16, 2013	By:	/s/ Jeffrey A. Fiarman
Jeffrey A. Fiarman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 15, 2013.

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